SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

(NYSE: DMO)

620 Eighth Avenue, 49th Floor, New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[                ], 2019

To the Stockholders:

A Special Meeting of Stockholders (the “Meeting”) of Western Asset Mortgage Defined Opportunity Fund Inc. (the “Fund”) will be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on November 22, 2019 at 10:00 a.m., New York time, for the following purposes:

1.

The amendment to the Fund’s articles of incorporation (the “Charter”) to eliminate the Fund’s term, which is currently scheduled to end at the close of business on March 1, 2022, and convert the Fund to a perpetual fund (the “Proposal”); and

2.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote “FOR” the Proposal.

The Board of Directors has fixed the close of business on September 6, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

Robert I. Frenkel

Secretary

[                ], 2019

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD (which will be made available to you separately) OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts

(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)

(2) ABC Corp	John Doe, Treasurer

(3) ABC Corp., c/o John Doe, Treasurer	John Doe

(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

(1) ABC Trust	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts

(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith

(2) John B. Smith	John B. Smith, Jr., Executor

Instructions for Telephone/Internet Voting

Various brokerage firms may offer the convenience of providing you with voting instructions via telephone or the Internet for shares held through such firms. Instructions for Internet and telephonic voting are included with the proxy card or voting instruction form.

WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.

(NYSE: DMO)

620 Eighth Avenue, 49th Floor, New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Western Asset Mortgage Defined Opportunity Fund Inc. (the “Fund”) of proxies to be voted at a Special Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on November 22, 2019 at 10:00 a.m., New York time, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”).

This Proxy Statement and the accompanying materials are being made available to stockholders on or about September 20, 2019.

The Fund is organized as a Maryland corporation and is a registered investment company.

Legg Mason Partners Fund Advisor, LLC (“LMPFA”), whose principal business address is 620 Eighth Avenue, New York, NY 10018, is the Fund’s investment adviser and administrator. Western Asset Management Company, LLC (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) each serves as the Fund’s subadvisers. Western Asset has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset Limited has offices at 10 Exchange Square, Primrose Street, London EC2A 2EN. LMPFA, Western Asset and Western Asset Limited (collectively, “Management”) are all wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Even if you plan to attend the Meeting, please sign, date and return a proxy card, or provide voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you and which is printed on your proxy card. This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded. If you require additional information, please call toll free at 1-866-875-8614.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted “FOR” the Proposal. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. In accordance with the Fund’s By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund’s common stock (“Common Stock”) entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted.

The Board has fixed the close of business on September 6, 2019 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

Stockholders of the Fund on that date will be entitled to one vote on each matter for each share held and a fractional vote with respect to fractional shares, with no cumulative voting rights. At the Record Date, the Fund had outstanding 10,497,211 shares of Common Stock, par value $0.001 per share, the only authorized class of stock.

Annual reports are sent to stockholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 620 Eighth Avenue, 49th Floor, New York, New York 10018 or by calling toll free at 888-777-0102. Copies of annual and semi-annual reports of the Fund are also available on the Fund’s website at www.lmcef.com or on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at the Meeting. A majority of the shares of the Fund entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. The inspector of election, who is an employee of the proxy solicitor engaged by the Fund, will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange (the “NYSE”), such broker-dealer firms may for certain “routine” matters, without instructions from their customers and clients, grant discretionary authority to the proxies designated by the Board to vote if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. The Proposal is a non-routine matter, so such broker-dealer firms will not have such discretionary authority.

Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your shares without instruction. We urge you to provide instructions to your broker or nominee so that your votes may be counted.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the Proposal.

Required Vote

•

If properly presented and if a quorum is present at a Meeting, a majority of the votes entitled to be cast by the holders of shares of the Fund’s Common Stock, present in person or represented by proxy, will decide the Proposal.

•

Approval of the Proposal will occur only if a sufficient number of votes at the meeting are cast “FOR” that proposal. Abstentions and broker non-votes will have the same effect as votes against the Proposal, although they will be considered present for the purpose of determining the presence of a quorum.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the chairman of the Meeting or the persons named as proxies may propose one or more adjournments or postponements of the Meeting in accordance with applicable law to permit further solicitation of proxies. If in the judgment of the chairman of the Meeting, it is advisable to defer action on the Proposal, the chairman of the Meeting may adjourn the Meeting with respect to the Proposal for a reasonable period or periods. The Meeting may be adjourned up to 120 days after the original record date for the Meeting without further notice other than announcement at the Meeting. Alternatively, the Fund could postpone the Meeting with respect to one or more proposals.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on November 22, 2019. The proxy statement and related materials are available at https://www. proxy-direct.com/lmf-30869.

Proposal: Elimination of the Fund’s Term and Conversion into a Perpetual Fund

The questions and answers below highlight only selected information from this Proxy Statement. They do not contain all the information that may be important to you when deciding whether to vote for the Proposal. You should carefully read all of the information contained in the Proxy Statement.

Q. What is being proposed?

A: The Board and Management are recommending that the Fund’s Charter be amended to eliminate the Fund’s term, which requires the Fund to liquidate on or about March 1, 2022 (the “Term Date”), and convert the Fund into a perpetual fund (the “Amendment”).

Q: How does the Board recommend I vote?

A: The Board recommends that you vote “FOR” the Amendment.

Q: Why does the Board and Management recommend stockholders vote “FOR” the Amendment?

A: As described further herein, the Board and Management believe that the Amendment is in the best interests of the Fund and its stockholders for the following reasons:

•

Continued Exposure to the Fund’s Portfolio: The Fund (i) during the 1-, 3-, and 5-year periods ended June 30, 2019 outperformed other U.S. mortgage closed-end funds as selected by Lipper, an independent nationally recognized provider of investment company information (the “Lipper peer group”) and was the top performing fund in the Lipper peer group over the 3- and 5-year periods, (ii) has been trading at a premium over its net asset value (“NAV”) since the end of 2015, with only one day where the Fund traded at a discount, while comparable funds have been trading at a discount over the same time period and (iii) has delivered attractive regular and special distributions. For example, the Fund’s current distribution rate, as of August 30, 2019, was 9.0% based on the Fund’s net asset value, and 8.38% based on market price.

Past performance is no guarantee of future results.

•

Continued Access to the Non-Agency Mortgage-Backed Securities (“MBS”) Market: While it is impossible to predict future MBS markets with certainty, Management views favorably the current market conditions and opportunities for MBS generally. In addition, Management believes that the Fund has a unique investment strategy, and the potential to be one of a few perpetual closed-end funds to invest primarily in residential non-agency MBS, with the additional potential opportunity to invest in mortgage whole loans, as noted below.

•

Fee Waiver: If the Amendment is approved, LMPFA will agree to waive 20 basis points of its annual management fee for a period of two years following the effective date of the Amendment (the “Fee Waiver”). As a result of the Fee Waiver, the Fund’s overall expense ratio would be expected to decrease following stockholder approval of the Amendment, which, all other factors being equal, should allow the Fund to increase the net income from its investments while the Fee Waiver is in effect.

•	Possible Opportunity to Invest in Mortgage Whole Loans: If the Amendment is approved, Management intends, subject to additional customary approvals, to expand to the extent described below the Fund’s investment strategy to primarily invest in MBS and mortgage whole loans. Management believes that mortgage whole loans offer a potential for attractive income and lower volatility, relative to loans in other sectors, without compromising the Fund’s liquidity.

•

Additional Capital Raises: If the Amendment is approved and subject to market conditions, the Fund expects to raise additional assets through one or more follow-on offerings of additional shares (each, a “Follow-on Offering”). The additional assets raised through any Follow-on Offering should give Management the ability to potentially take advantage of attractive investment opportunities without incurring the trading costs associated with selling current portfolio holdings. In addition, a larger asset base over which to spread the Fund’s fixed expenses may result in decreased expenses for all stockholders.

Q: Will Management waive a portion of the Fund’s management fee if the Amendment is approved?

A: Yes. In order to mitigate the inherent conflict of interest in Management’s recommendation that stockholders approve the Amendment, LMPFA has agreed to waive 20 basis points of its annual management fee, for a period of two years following the effective date of the Amendment. The Fee Waiver will only be implemented if stockholders approve the Amendment. If the Amendment is not approved by stockholders, LMPFA will continue to receive its fees at the current rate until the Fund’s Term Date.

You are not asked in this Proxy Statement to take any action with respect to the Fee Waiver.

Q: Will the Amendment result in any other changes to the Fund?

A: Yes. As described further herein, if the Amendment is approved by stockholders, Management intends to implement the following:

•

Subject to additional customary approvals, change the Fund’s investment strategy to permit investments in mortgage whole loans and the addition of mortgage whole loans to the Fund’s 80% policy (the “80% Policy”);

•	Increase economies of scale through one or more Follow-on Offerings, if and when prudent in light of current market conditions and subject to requisite pricing committee approvals;

•	Change the Fund’s name from “Western Asset Mortgage Defined Opportunity Fund Inc.” to “Western Asset Mortgage Opportunity Fund Inc.”

You are not asked in this Proxy Statement to take any action with respect to these changes.

Q: What are the risks of the Amendment?

A: There can be no assurance that the Fund will achieve its investment objectives. The Amendment will expose the Fund to continued investment risk over its perpetual life that the Fund would not be exposed to if the Fund’s term had ended. These investment risks include, without limitation, credit risk, inflation risk and interest rate risk. In addition, the Amendment could have a negative impact on the market price of the Fund’s shares, which would adversely impact stockholders seeking to sell their shares prior to the Fund’s Term Date.

Additionally, Management has an inherent conflict of interest in recommending the Amendment because Management will receive fees from the Fund for a longer period of time if the Amendment is approved by stockholders. However, LMPFA has agreed to the Fee Waiver, and therefore the Fund would retain a portion of the contractual management fee from the effective date of the Amendment for a period of two years. The Board took Management’s conflict of interest and the benefits of Amendment (together with the benefits of the related Fee Waiver, the potential change to the investment strategy and the 80% Policy, the Fund name change, and the potential Follow-on Offerings) into consideration when approving the Amendment and determined that the Amendment (together with the related Fee Waiver, the potential change to the investment strategy and the 80% Policy, the Fund name change, and the potential Follow-on Offerings subject to market conditions and requisite pricing committee approvals) was in the best interests of the Fund and its stockholders.

Q: Who will pay for the costs of this proxy solicitation?

A: The Fund will bear the costs of this proxy solicitation. Management believes it is fair and reasonable for the Fund to pay the costs associated with the Amendment given the expected benefits for the Fund as a result of the Amendment, including the Fee Waiver.

Q: What vote is required to approve the Amendment?

A: Stockholders may approve the Amendment with the affirmative vote of a majority of the votes entitled to be cast by the stockholders of the Fund.

Q: Whom do I contact if I have questions?

If you need more information, or have any questions about voting, please call Computershare Inc., the Fund’s proxy solicitor, toll free at 1-866-875-8614.

Q: How do I vote my shares?

A: After reading this Proxy Statement and the enclosed proxy card, you may vote by:

Voting by Internet: Going to the website specified on your proxy card and following the instructions on the website.

Voting by Phone: Calling the number specified on your proxy card and following the instructions.

Voting by Mail: Completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

ADDITIONAL INFORMATION REGARDING THE PROPOSAL

The Amendment

Pursuant to the Fund’s articles of incorporation (the “Charter”), the Fund shall cease to exist at the close of business on March 1, 2022. The Charter also provides that this provision may be amended with either (i) the affirmative vote of at least 75% of the Board and at least 75% of the votes entitled to be cast by stockholders (including preferred stockholders, if any) or (ii) the affirmative vote of 75% of the Continuing Directors (as defined below) and the approval of the holders of a majority of the votes entitled to be cast thereon by stockholders (including preferred stockholders, if any). The Board (including at least 75% of the Continuing Directors) and Management recommend that the Fund’s stockholders approve the Amendment.

“Continuing Director” means any member of the Board who is not a person, other than an investment company advised by LMPFA or any of its affiliates, which enters, or proposes to enter, into a Business Combination (as defined below) with the Fund or an affiliate of such person (an “Interested Party”) and has been a member of the Board for a period of at least 12 months, or has been a member of the Board since December 11, 2009, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. A “Business Combination” is a: (i) merger, consolidation or statutory share exchange of the Fund with or into any other person; (ii) issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuance of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business; or (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business.

Contingent on stockholder approval of the Amendment, Management has considered additional changes to the Fund. As discussed further below, these changes include: the related Fee Waiver, the potential change to the investment strategy of the Fund and 80% Policy, the Fund name change and the potential for one or more Follow-on Offerings. Management believes that these changes, specifically the potential investment strategy change and Follow-on Offerings, will allow the Fund to take advantage of favorable market conditions. Management believes that there may be attractive investment opportunities in which to deploy additional capital raised through one or more Follow-on Offerings subject to market conditions and requisite pricing committee approvals.

As discussed below, Management believes that these changes will result in potential benefits to the Fund and its stockholders.

Management’s Rationale for the Amendment

Management believes that the Amendment is in the best interests of the Fund and its stockholders. Specifically, Management believes approval of the Amendment will result in the following potential benefits to the Fund and its stockholders:

•

Continued Exposure to the Fund’s Portfolio: The Fund (i) during the 1-, 3-, and 5-year periods ended June 30, 2019, outperformed its Lipper peer group and was the top performing fund in the Lipper peer group over the 3- and 5-year periods, (ii) has been trading at a premium over NAV since the end of 2015, with only one day where the Fund traded at a discount, while comparable funds have been trading at a discount over the same time period and (iii) has delivered attractive regular and special distributions. For example, the Fund’s current distribution rate, as of August 30, 2019 was 9.0% based on the Fund’s net asset value, and 8.38% based on market price.

Past performance is no guarantee of future results.

•

Continued Access to the Non-Agency MBS Market: The Amendment would provide the Fund’s stockholders with continued access to the MBS market and income-earning potential. While it is impossible to predict future mortgage-backed securities markets with certainty, Management views favorably the current market conditions and opportunities for MBS generally. In addition, Management believes that the Fund has a unique investment strategy, as well as the potential to be one of a few perpetual closed-end funds to invest primarily in residential non-agency MBS, with the potential opportunity to invest in mortgage whole loans.

•

Fee Waiver: If the Amendment is approved, LMPFA will agree to a Fee Waiver. As a result of the Fee Waiver, the Fund’s overall expense ratio would be expected to decrease following stockholder approval of the Amendment, which, all other factors being equal, should allow the Fund to increase the net income from its investments while the Fee Waiver is in effect. For a discussion of the Fee Waiver, see “The Fee Waiver” below.

•

Possible Opportunity to Invest in Mortgage Whole Loans: If the Amendment is approved, Management’s current intention is to amend the Fund’s investment strategy to include investments in mortgage whole loans, subject to additional customary Board approvals. In the current market environment, Management believes it would be beneficial to the Fund to expand its investment strategy to primarily invest in MBS and mortgage whole loans. Management believes that mortgage whole loans offer the potential for attractive income and lower volatility, relative to loans in other sectors, without compromising the Fund’s liquidity. For a discussion regarding the changes to the Fund’s investment strategy, 80% Policy and Fund name, see “Changes to the Fund’s Investment Strategy, 80% Policy and Name” below.

•

Additional Capital Raises: If the Amendment is approved, the Fund intends to seek to raise additional assets through one or more Follow-on Offerings. The additional assets should give Management the ability to potentially take advantage of attractive investment opportunities without incurring the trading costs associated with selling current portfolio holdings. In addition, a larger asset base over which to spread the Fund’s fixed expenses may result in decreased expenses for all stockholders. Management believes the proposed Follow-on Offerings will benefit the Fund’s existing stockholders and will also be an attractive investment opportunity for new stockholders. For a discussion of these proposed follow-on offerings, see “Potential Follow-On Offerings” below.

For the reasons above, Management believes that the Amendment is in the best interests of the Fund and stockholders. For a discussion of the risks of investing in the Fund, see “Risks of Investing in the Fund.”

The Fee Waiver

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of 1.00% of the Fund’s average daily Managed Assets. If the Amendment is approved by stockholders, LMPFA will agree to waive 20 basis points of its annual management fee for a period of two years following the effective date of the Amendment. Management believes the Fee Waiver may mitigate the inherent conflict of interest in its recommendation that stockholders approve the Amendment. As a result of the Fee Waiver, the Fund’s overall expense ratio would be expected to decrease following stockholder approval of the Amendment, which, all other factors being equal, should allow the Fund to increase the net income from its investments, thereby potentially increasing the Fund’s portfolio yield while the Fee Waiver is in effect.

The Fee Waiver will go into effect only if the Amendment is approved by stockholders.

Changes to the Fund’s Investment Strategy, 80% Policy and Name

The Fund’s primary investment objective is to provide current income, with a secondary objective to seek capital appreciation. There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Stock. The Fund’s investment objectives, strategies and fundamental policies are disclosed in the Fund’s prospectus, shareholder reports and other filings with the Securities and Exchange Commission, available at www.sec.gov and the Fund’s website (www.lmcef.com).

The Fund currently invests primarily in a diverse portfolio of MBS. The Fund previously invested in MBS both directly and indirectly through a separate investment in a public-private investment fund (the “Master Fund”) formed in connection with the Legacy Securities Public-Private Investment Program established by the U.S. Department of the Treasury (the “Treasury”). Pursuant to an agreement with the Treasury, the Master Fund’s investment period ended effective July 15, 2012, and an orderly winding up of the Master Fund was undertaken.

Subject to other customary approvals, if stockholders approve the Amendment then the Fund currently anticipates it will amend its investment policies to include mortgage whole loans as a primary investment strategy. Investments in mortgage whole loans would be included within the Fund’s 80% Policy as follows:

“Under normal circumstances, the Fund will invest at least 80% of its Managed Assets in MBS and mortgage whole loans.”

However, investments in mortgage whole loans would be subject to a cap of 20% of the Fund’s Managed Assets. “Managed Assets” are net assets plus the proceeds of any outstanding borrowings used for leverage.

Management believes that mortgage whole loans offer the potential for attractive income and lower volatility, relative to loans in other sectors, without compromising the Fund’s liquidity. Western Asset’s experience in the mortgage whole loans market over many years should allow the Fund to have access to unique opportunities and insights with respect to this market. The risks associated with mortgage whole loans are similar to the risks associated with the securities currently in the Fund’s investment portfolio. These risks include credit risk, liquidity risk, servicing-related risk, changes in prepayment rate risk and geographic concentration risk. Because the Fund will have no scheduled Term Date following the effectiveness of the Amendment, an investment in the Fund will no longer be subject to limited term risk. Limited term risk is the risk that the Fund may be required to sell portfolio securities at times when market conditions are not favorable, negatively affecting its value, in order to satisfy the obligation to terminate and liquidate its assets and return the proceeds to its stockholders on or before the scheduled Term Date.

If stockholders approve the Amendment, the Fund will no longer have a limited term and, thus, the term “defined” in the Fund’s name will be removed and the Fund’s name will change to “Western Asset Mortgage Opportunity Fund Inc.” The Fund’s ticker symbol will remain “DMO.”

The above changes do not require stockholder approval, and will go into effect only if the Amendment is approved by stockholders.

One or More Potential Follow-On Offerings

The Fund is currently evaluating one or more Follow-on Offerings to be conducted if the Amendment is approved by stockholders. For the reasons described above in “Management’s Rationale for the Amendment,” Management believes that the Fund with a perpetual life represents an attractive investment opportunity and a Follow-on Offering would give current stockholders and other investors the ability to invest additional amounts in the Fund’s Common Stock.

A Follow-on Offering would give Management the ability to potentially take advantage of attractive investment opportunities without incurring the trading costs associated with selling current portfolio holdings. These new investment opportunities may offer the potential to enhance the Fund’s distributable cash flow and total return. Management also believes that a Follow-on Offering would provide increased liquidity for the Fund’s Common Stock and provide a larger asset base over which to spread the Fund’s fixed expenses, although there is no assurance these benefits would be realized. Additional capital raised through one or more follow-on offerings will be accretive to NAV because new shares of Common Stock can be sold only when the net proceeds to the Fund after commissions are at or above the Fund’s then current NAV per share. A Follow-on Offering could decrease the premium or increase the discount at which the Fund is trading at the time of the offering and/or thereafter. Should a Follow-on Offering occur, shares of the Fund acquired by stockholders and other investors in any Follow-on Offering would be subject to the risks of investments in the Fund described below.

A Follow-on Offering would not require stockholder approval. You are not being asked in this Proxy Statement to take any action with respect to any future Follow-on Offerings that might occur. There can be no assurance that the Fund will conduct a Follow-on Offering. This is not an offer to sell, nor a solicitation of an offer to buy, shares of the Fund.

Risks of Investing in the Fund

The current risks of investing in the Fund are disclosed in the Fund’s prospectus and other filings with the Securities and Exchange Commission, available at www.sec.gov and the Fund’s website (www.lmcef.com).

There can be no assurance that the Fund will achieve its investment objectives during its remaining term. The Amendment will expose the Fund to continued investment risk over the perpetual life of the Fund that the Fund would not be exposed to if the Fund’s term had ended. These investment risks include, without limitation, credit risk, inflation risk and interest rate risk. As interest rates rise, bond prices fall, reducing the value of the Fund’s fixed-income holdings. The Fund may invest in lower-rated high-yield bonds (commonly known as “junk bonds”), which are subject to greater liquidity risk and credit risk (risk of default) than higher-rated obligations. Mortgage-backed securities are subject to additional risks, including prepayment risk, which can limit the potential gains in a declining interest rate environment. The Fund may invest in securities backed by subprime or distressed mortgages which involve a higher degree of risk and chance of loss. Leverage may result in greater volatility of NAV and the market price of Common Stock and increases a stockholder’s risk of loss. The Fund may make significant investments in derivative instruments. Derivative instruments can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. In addition, while Management believes that the market will view the Amendment favorably, the Amendment could have a negative impact on the market price of the Fund’s Common Stock, which would adversely impact stockholders seeking to sell their shares prior to the Fund’s Liquidation Date.

Additionally, Management has an inherent conflict of interest in recommending the Amendment because LMPFA will receive the management fee from the Fund for a longer period of time if the Amendment is approved. However, as discussed above, LMPFA has agreed to the Fee Waiver, and therefore will receive the management fee at a lower rate for a two-year period following the effective date of the Amendment.

Board’s Consideration of the Amendment

On May 16-17, 2019 and August 14-15, 2019, the Board held in-person meetings to consider, among other things, the Amendment, the related Fee Waiver, the changes to the investment strategy, 80% Policy and Fund name, and the potential Follow-On Offerings. The Board received information and analyses regarding Management’s proposal for the Amendment. At the Board’s May 16-17, 2019 and August 14-15, 2019 meetings, Management presented its rationale for the Amendment, as well as its rationale for the Fee Waiver, the changes to the investment strategy, 80% Policy and Fund name, and the potential Follow-On Offerings. Following the initial discussion at the May 16-17, 2019 meeting, Management proposed the specific terms of the Fee Waiver to the Board at the August 14-15, 2019 meeting. The directors who are not “interested persons” of the Fund (the “Independent Directors”) as defined in the 1940 Act asked questions and discussed the information provided by Management and the Amendment, as well as the Fee Waiver, the changes to the investment strategy, 80% Policy and Fund name, and the potential Follow-On Offerings, with representatives of Management. The Independent Directors requested additional information regarding the Amendment, the Fee Waiver, the changes to the investment strategy, 80% Policy and Fund name, and the potential Follow-On Offerings. Management provided responses to these additional information requests. The Independent Directors were represented by their independent legal counsel at the meetings and throughout the process of evaluating the Amendment, and met separately with their independent legal counsel before voting on the Amendment.

The Board considered, among other things, the Fund’s performance to date and the future income-earning potential that the Amendment would make possible and that the risks of investing in the Fund have been disclosed to stockholders in the Fund’s prospectus, shareholder reports, other filings and website. The Board also considered the Fund’s premium and discount history and the anticipated response from stockholders, including Management’s belief that the Amendment and the investment strategy change should not, other things being equal, impact the Fund’s current premium. In addition, the Board’s evaluation took into account information provided by Management as to the market’s response to other instances of term fund conversions to perpetual structures that it regarded as comparable to the proposed conversion of the Fund.

The Board considered Management’s plan to raise additional capital through one or more Follow-On Offerings of Common Stock pursuant to a shelf registration statement, so long as the Amendment is approved by stockholders. The Board considered Management’s belief that executing one or more Follow-On Offerings in the current environment will benefit the Fund and its stockholders. The Board’s evaluation took into account that the Fund is fully invested and Management’s belief that the Fund is appropriately leveraged at this time. The Board considered Management’s belief that there are attractive investment opportunities in which to deploy additional capital raised through any Follow-on Offerings and Management’s advice that any such offerings should not affect the Fund’s discount/premium at the time.

The Board next considered Management’s plan to amend the Fund’s investment strategy and 80% Policy to invest in mortgage whole loans. The Board took into account Management’s belief that the Amendment is in the best interests of the Fund and its stockholders in light of the current and anticipated bond market conditions. The Board considered Management’s favorable view on MBS and mortgage whole loans. The Board’s evaluation also considered Management’s experience investing in, and the risks associated with, mortgage whole loans.

When approving the Amendment the Board also took into consideration Management’s conflict of interest in the Amendment and the potential Follow-On Offerings, namely that Management would receive additional management fees as a result, and the partial mitigation of Management’s conflict of interest by the Fee Waiver. The Board determined that the Amendment, together with the Fee Waiver, was in the best interests of the Fund and stockholders. The Board received prior to the August 14-15, 2019 meeting Management’s Fee Waiver proposal, and the Board deliberated Management’s Fee Waiver proposal at that meeting. In considering the Fee Waiver proposal, the Board considered Management’s view that the Fee Waiver would be appropriate to mitigate its inherent conflict of interest in making its recommendation, taking into account the current market environment, the Fund’s historical and current premium/discount, the Fund’s performance history, the broader closed-end funds market premium/discount trends, competitor funds, anticipated costs and Management’s outlook on the mortgage-backed securities sector and broader market. In addition, the Board considered Management’s belief that it is fair and reasonable to ask the Fund to pay the costs associated with the Amendment given the expected benefits for stockholders as a result of the Amendment, including the Fee Waiver and the premium market price valuation to NAV. The Board considered Management’s advice that the amount saved by the Fund as a result of the Fee Waiver would approximate the costs of the Amendment.

The Board also considered that there may be stockholders who do not wish the term of the Fund to be eliminated. In determining that the Amendment was in stockholders’ best interests, the Board considered that the elimination of the Fund’s term was disclosed as a possibility to investors in the Fund’s initial registration statement and that stockholders would have the opportunity to vote on the Amendment. The Board also considered that stockholders have the ability to sell their Fund shares in the open market, and that the Fund was not currently trading at a discount.

Based, among other things, on the information provided in connection with the meetings of the Board and related discussions, and for the reasons set forth in “Management’s Rationale for the Amendment,” the Board, including each of the Independent Directors, determined that the Amendment (together with the related Fee Waiver, the potential changes to the investment strategy and the 80% Policy, the Fund name change, and the potential Follow-On Offerings) was in the best interests of the Fund and its stockholders. The Board’s evaluation also took into account information received since the Fund’s inception and reflected the knowledge and familiarity gained as members of the Board with respect to the investment management services that Management has provided to the Fund. The Board then voted to approve the Amendment and to submit the Amendment for approval by the Fund’s stockholders.

Required Vote

Approval of the Amendment requires the affirmative vote of a majority of the votes entitled to be cast by the stockholders of the Fund.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director as of December 31, 2018:

Name of Director/Nominee	Dollar Range(1) of Equity Securities in the Fund	Aggregate Dollar Range(1) of Equity Securities in all Funds Overseen by Director in Family of Investment Companies(2)
NON-INTERESTED DIRECTORS
Robert D. Agdern	A	D
Carol L. Colman, CFA	C	E
Daniel P. Cronin	A	E
Paolo M. Cucchi	A	D
William R. Hutchinson	E	E
Eileen A. Kamerick	C	E
Nisha Kumar	A	A
INTERESTED DIRECTOR
Jane E. Trust, CFA	A	E

(1)	The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.

(2)

The term, “Family of Investment Companies”, means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

At July 31, 2019, the nominees, Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

No Director who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Legg Mason as of December 31, 2018.

5% Beneficial Ownership

At September 6, 2019, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted in the table below. As of the close of business on September 6, 2019, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 10,497,118 shares, equal to approximately 99% of the Fund’s outstanding shares.

Submission of Stockholder Proposals and Other Stockholder Communications

All proposals by stockholders of the Fund that are intended to be presented at the 2020 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November 6, 2019. Any stockholder who desires to bring a proposal at the 2020 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to c/o Legg Mason, 100 First Stamford Place, 6th Floor, Stamford, CT 06902) during the period from January 13, 2020 to February 12, 2020. However, if the Fund’s 2020 Annual Meeting of Stockholders is held earlier than March 13, 2020 or later than June 11, 2020, such written notice must be delivered to the Secretary of the Fund no earlier than 90 days before the date of the 2020 Annual Meeting of Stockholders and no later than the later of 60 days prior to the date of the 2020 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2020 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.

The Fund’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund’s Audit Committee Chair (together with the CCO, “Complaint Officers”). Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Legg Mason & Co., LLC

Compliance Department

620 Eighth Avenue, 49th Floor

New York, New York 10018

Complaints may also be submitted by telephone at 1-800-742-5274. Complaints submitted through this number will be received by the CCO.

The Fund’s Audit Committee Chair may be contacted at:

Western Asset Mortgage Defined Opportunity Fund Inc.

Audit Committee Chair

c/o Legg Mason & Co., LLC

Compliance Department

620 Eighth Avenue, 49th Floor

New York, New York 10018

A stockholder who wishes to send any other communications to the Board should also deliver such communications to the Secretary of the Fund at 100 First Stamford Place, 6th Floor, Stamford, CT 06902. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which stockholder communications will be relayed to the Board.

Expenses of Proxy Solicitation

The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund and are expected to be approximately $255,000. Proxies may also be solicited in-person by officers of the Fund and by regular employees of LMPFA or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.

Other Business

The Fund’s Board of Directors does not know of any other matter that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

By Order of the Board of Directors,

Robert I. Frenkel

Secretary

[                ], 2019

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:
VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

VOTE IN PERSON
Attend Stockholder Meeting
620 Eighth Avenue, 49th Floor
New York, New York
on November 22, 2019

Please detach at perforation before mailing.

PROXY	WESTERN ASSET MORTGAGE DEFINED OPPORTUNITY FUND INC.
PROXY FOR THE SPECIAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD ON NOVEMBER 22, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Jane E. Trust, Robert I. Frenkel, George P. Hoyt, Tara Gormel and Angela Velez and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock of Western Asset Mortgage Defined Opportunity Fund Inc. (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue, 49th Floor, New York, New York on November 22, 2019, at 10:00 a.m. Eastern Standard Time and at any adjournments thereof (the “Meeting”). The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying proxy statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” the proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

CHANGE OF ADDRESS

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

DMO_30869_082619

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Common Stockholders to Be Held on November 22, 2019.

The Proxy Statement and Proxy Card are available at:

https://www.proxy-direct.com/lmf-30869

Please detach at perforation before mailing.

If no specific instructions are provided, this proxy will be voted “FOR” the proposal and in the discretion of the proxies upon such other business as may properly come before the meeting.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:  ☒

Proposal The Board of Directors unanimously recommends a vote “FOR” for the following proposal.

		FOR	AGAINST	ABSTAIN
1.	The amendment to the Fund’s articles of incorporation to eliminate the Fund’s term, which is currently scheduled to end at the close of business on March 1, 2022, and convert the Fund to a perpetual fund.	☐	☐	☐

Any other business that may properly come before the Meeting.

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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